Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Mondelēz International, Inc. of our report dated February 2, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Mondelēz International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
May 22, 2024

PricewaterhouseCoopers LLP, One North Wacker, Chicago, Illinois 60606
T: 312-298-2000, F: 312-298-2001, www.pwc.com/us